                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY

                         COMMON STOCK PURCHASE WARRANT


          THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES
          ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND NO SALE OR TRANSFER HEREOF MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


No. W-1                         Right to Purchase 428,571 Shares of
                                Common Stock of Asymetrix Learning Systems, Inc.


                       ASYMETRIX LEARNING SYSTEMS, INC.
                         Common Stock Purchase Warrant

     Asymetrix Learning Systems, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Go2Net, Inc., a Delaware corporation, or registered permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 P.M., Seattle, Washington, time, on August 16, 2004, 428,571 fully paid and nonassessable shares of common stock, par value $.01 per share, of the Company, at an exercise price per share of $7.00 (such Exercise Price per share as adjusted from time to time as herein provided is referred to herein as the "Exercise Price"). The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein.

     This Warrant issued pursuant to a certain Securities Purchase Agreement (the "Agreement"), dated as of August 18, 1999, by and between the Company and Go2Net, Inc., a copy of which is on file at the principal offices of the Company. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement. The holder of this Warrant shall be entitled to all of the benefits of the Agreement as provided therein, including, without limitation, the registration rights set forth in Article VIII thereof.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

     (a) The term "Company" shall include Asymetrix Learning Systems, Inc. and any corporation which shall succeed or assume the obligations of the Company hereunder.

     (b) The term "Common Stock" includes the Company's Common Stock, $.01 par value per share, as authorized on the date of the Agreement and any other securities into which or for which any of such Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     1.  Exercise of Warrant.
         --------------------

         1.1.   Full Exercise. This Warrant may be exercised at any time in full
                -------------
in the sole discretion of the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company or by wire transfer in immediately available funds, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Exercise Price then in effect.

         1.2.   Partial Exercise. This Warrant may be exercised at any time in
                ----------------
the sole discretion of the holder hereof in part by surrender of this Warrant in the manner and at the place provided in Section 1.1 except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the subscription at the end hereof by (b) the Exercise Price then in effect; provided, however, that in no event shall any such partial exercise be for less than the lesser of (i) 10,000 shares or (ii) the entire unexercised balance of the Warrant. On any such partial exercise the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

         1.3    Net Issue Election. The holder hereof may elect to receive,
               ------------------
without the payment by such holder of any additional consideration, shares of Common Stock equal to the net value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the form of subscription at the end hereof duly executed by such holder, at the office of the Company. Thereupon, the Company shall issue to such holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                  X = Y (A-B)
                                      -------
                                         A


where X = the number of shares of Common Stock to be issued to such holder pursuant to this Section 1.3;

     Y = the number of shares covered by this Warrant exercised in the net issue election made pursuant to this Section 1.3;

     A = the fair market value of one (1) share of Common Stock, as determined in accordance with the following provisions, as at the time the net issue election is made pursuant to this Section 1.3; and

     B = the Exercise Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 1.3.

     For purposes of this Section 1.3, "fair market value" of one (1) share of Common Stock shall be determined as follows:

                    (1) Where there exists a public market for the Company's Common Stock at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the NASDAQ National Market System or on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value.

                    (2) If no public market for the Common Stock exists at the time of such exercise, the Company and the holder hereof shall negotiate in good faith in an effort to reach agreement upon the fair market value of one share of Common Stock for a period of ten (10) days after delivery of the executed subscription.

                    (3) If the Company and the holder hereof are unable to reach agreement under the foregoing subparagraph (2), the fair market value of one share of Common Stock shall be determined by appraisal. The Company and the holder hereof shall each select an appraiser (the "Selected Appraisers") within thirty (30) days after the expiration of the ten-day period in subparagraph (2) above. Each Selected Appraiser shall render its appraisal within thirty (30) days of its appointment hereunder. In the event that either Selected Appraiser fails to render an appraisal within such thirty (30) day period, the first appraisal rendered shall be conclusive. In the event that the values determined by the Selected Appraisers differ by less than ten percent (10%) of the lower value, the fair market value shall be the average of the appraisals made by each of the Selected Appraisers. In the event that the values differ by ten percent (10%) or more of the lower value, the Selected Appraisers shall within ten (10) days select a third appraiser which does not have and has not had a business relationship with the Company or the holder (the "Neutral Appraiser") to conduct an appraisal. The Neutral Appraiser shall render its appraisal within thirty (30) days of its appointment hereunder. The fair market value of one (1) share of Common Stock shall be equal to the appraisal made by the Neutral Appraiser if such appraisal is between the two (2) appraisals made by the Selected Appraisers or, if such appraisal by the Neutral Appraiser is not between the two appraisals made by the Selected Appraisers, then the fair market value of one share of Common Stock shall be that one of the two appraisals made by the Selected Appraisers that is closer to the appraisal made by the Neutral Appraiser. All appraisals delivered pursuant to this subparagraph (3) shall be in writing and signed by the appraiser. The fees, costs and expenses of each of the Selected Appraisers will be borne by the party who selected such appraiser, and the fees, costs and expenses of the Neutral Appraiser will be borne equally by the Company and the holder hereof.

                    (4) In appraising the fair market value of one (1) share of Common Stock, there shall be no discount for minority interests or illiquidity.

                    (5) The fair market value as determined in accordance with this Section 1.3 shall be conclusive, final and binding upon the Company and the holder hereof, and shall be enforceable in any court having jurisdiction over a proceeding to enforce the terms of this Warrant.

     Notwithstanding the foregoing, this Warrant must be exercised for cash in the event that the shares of Common Stock issuable upon exercise of this Warrant are subject to a registration statement on Form S-3 (or any successor form to S-
3) that is effective as of the date of such exercise. The Company agrees to maintain the effectiveness of the registration statement described in the preceding sentence for a period of one (1) year from the date of the exercise of the Warrant.

          1.4.  Trustee for Warrant Holders.  In the event that a bank or trust
                ---------------------------
company shall have been appointed as trustee for the holders of this Warrant pursuant to Section 4.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 12 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.4.

          1.5  Company Acknowledgment. The Company will, at the time of the
               ----------------------
exercise of this Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

     2.   Delivery of Stock Certificates, etc. on Exercise.  As soon as
          ------------------------------------------------
practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes and, if requested by the Company, demonstration by such holder of compliance with applicable securities laws) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise.

     3.   Adjustment for Dividends in Other Stock, Property, etc.;
          --------------------------------------------------------
Reclassification, etc.  In case at any time or from time to time, the holders of
----------------------
Common Stock shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

          (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

          (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

          (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 5.3), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) of this Section 3) which such holder would hold on the date of such exercise if on the date hereof he had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) of this Section 3) receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 4 and 5.

     4.   Adjustment for Reorganization, Consolidation, Merger, etc.
          ----------------------------------------------------------

          4.1. Reorganization.  In case at any time or from time to time, the
               --------------
Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution as the case may be, shall receive, in lieu of the Common Stock issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 3 and 5.

          4.2. Dissolution.  In the event of any dissolution of the Company
               -----------
following the transfer of all or substantially all of its properties or assets, the Company (other than in connection with a transaction described in Section 4.1), prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrant had the Warrant been exercised immediately prior to such dissolution, less an amount equal to the aggregate exercise price of the Warrant, after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company having its principal office in Seattle, Washington, as trustee for the holder or holders of the Warrant.

          4.3 Continuation of Terms. Upon any reorganization, consolidation,
              ---------------------
merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 6.

     5.   Adjustment for Issue or Sale of Common Stock at Less Than The
          -------------------------------------------------------------
Purchase Price in Effect.
------------------------

          5.1. General.  If the Company shall, at any time or from time to time,
               -------
issue any additional shares of Common Stock (other than shares of Common Stock excepted from the provisions of this Section 5 by Section 5.4) without consideration or for a net consideration per share less than the Exercise Price in effect immediately prior to such issuance, then, and in each such case: (a) the Exercise Price shall be lowered to an amount determined by multiplying such Exercise Price then in effect by a fraction:

               (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding (excluding treasury shares, but including for this purpose shares of Common Stock issuable upon exercise of this Warrant) immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Exercise Price in effect immediately prior to such issuance, and

               (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding (excluding treasury shares, but including for this purpose shares of Common Stock issuable upon exercise of this Warrant) immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of such additional shares of Common Stock so issued;

and (b) the holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 5.1) be issuable on such exercise by the fraction of which (i) the numerator is the Exercise Price which would otherwise (but for the provisions of this Section 5.1) be in effect, and
(ii) the denominator is the Exercise Price in effect on the date of such exercise.

     5.2. Definitions, etc.  For purposes of this Section 5 and of Section 7:
          -----------------

          The issuance of any warrants, options or other subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share which may be received by the Company for such Common Stock (as hereinafter determined) shall be less than the Exercise Price at the time of such issuance and, except as hereinafter provided, an adjustment in the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made upon each such issuance in the manner provided in Section 5.1. Any obligation, agreement or undertaking to issue warrants, options, or other subscription or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made under Section 5.1 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or other rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant with respect to this Section 5.2 which relates to warrants, options or other subscription or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and to the extent that such warrants, options or other subscription or purchase rights expire or are canceled without being exercised, so that the Exercise Price effective immediately upon such cancellation or expiration shall be equal to the Exercise Price that otherwise would have been in effect at the time of the issuance of the expired or canceled warrants, options or other subscriptions or purchase rights, with such additional adjustments as would have been made to that Exercise Price had the expired or canceled warrants, options or other subscriptions or purchase rights not been issued. For purposes of this Section 5.2, the "Net Consideration Per Share" which may be received by the Company shall be determined as follows:

               (A) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

               (B) The "Net Consideration Per Share" which may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights, or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible securities.

          For purposes of this Section 5, if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this
     Section 5 consists of property other than cash, such consideration shall be deemed to have the same value as shall be determined in good faith by the Board of Directors of the Company.

     This Section 5.2 shall not apply under any of the circumstances described in Section 5.4.

          5.3. Extraordinary Events. In the event that the Company shall (i)
               --------------------
issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 5.3. The holder of this Warrant shall thereafter, on the exercise hereof as provided in
Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 5.3) be issuable on such exercise by a fraction of which (i) the numerator is the Exercise Price which would otherwise (but for the provisions of this Section 5.3) be in effect, and
(ii) the denominator is the Exercise Price in effect on the date of such exercise.

          5.4. Excluded Shares.  Section 5.1 shall not apply to:
               ----------------

                    (i) shares of the Company's Common Stock issuable pursuant to options not to exceed 5,849,669 shares in the aggregate (the "Option Pool"), for an exercise price equal to the fair market value at the time of grant of any such option to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the Option Plans; provided, that the Company
                                                     --------
               may increase the Option Pool if, and only to the extent that, such increase of the Option Pool is approved by the Board of Directors (including a majority of the non-employee directors) and shareholders of the Company; and provided further, that the
                                                    ----------------
               Company may grant options with an exercise price below the then fair market value at the time of grant (but in any event no lower than 85% of the then fair market value) if, and only to the extent that, such exercise price is approved by the Board of Directors (including a majority of the non-employee directors) and upon prior consultation with the holder of this Warrant;

                    (ii) shares of the Company's Common Stock not to exceed 4,500,000 shares in the aggregate (the "Employee Stock Pool"), issued for a purchase price equal to the lesser of 85% of the fair market value at the Offering Date or the Purchase Date (as such terms are defined in the Stock Purchase Plan; provided that
                                                                  --------
               the Company may increase the Employee Stock Pool if, and only to the extent that, such increase of the Employee Stock Pool is approved by the Board of Directors (including a majority of the non-employee directors) and shareholders of the Company;

                    (iii) shares of the Company's Common Stock (and/or options or warrants therefor) not to exceed 14,573 shares in the aggregate issued pursuant to a certain option agreement by and between the Company and Leo Lucas;

                    (iv) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split or stock dividend pursuant to Section 5.3 above,

                    (v) any shares of the Company's Common Stock or Preferred Stock (and/or options or warrants therefor), issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, which issuances are primarily for other than equity financing purposes, and provided that: (x) the aggregate of such issuances and similar issuances in the preceding twelve (12) month period do not exceed two percent (2%) of the then outstanding Common Stock of the Company (assuming full conversion and exercise of all outstanding convertible and exercisable securities) and (y) no more than one percent (1%) of the then outstanding Common Stock of the Company (assuming full conversion and exercise of all outstanding convertible and exercisable securities) shall be issued in any one transaction or series of related transactions; and

                    (vi) securities issued for consideration other than cash pursuant to a bonafide merger, consolidation, acquisition or similar business combination, which, in each case, was approved by the Company's Board of Directors.

     6.  Performance of this Warrant.  The Company will not, by amendment of its
         ---------------------------
Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant hereunder. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Warrant from time to time outstanding, and (c) will notify the holder of this Warrant no later than twenty (20) days prior to the transfer of all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidation with or merger with or into any other person, whether or not the Company is the surviving corporation.

     7.  Certificate as to Adjustments.  In each case of any adjustment or
         -----------------------------
readjustment in the shares of Common Stock issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of this Warrant, and will, on the written request at any time of the holder of this Warrant, furnish to such holder a like certificate setting forth the Exercise Price at the time in effect and showing how it was calculated.

     8.  Notices of Record Date, etc.  In the event of
         ----------------------------

         (a) any taking by the Company of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

         (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

         (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

         (d) any proposed issue or grant by the Company of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock on the exercise of this Warrant), then and in each such event the Company will mail or cause to be mailed to each registered holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which any such action is to be taken.

     9.   Reservation of Stock, etc., Issuable on Exercise of Warrant.  The
          -----------------------------------------------------------
Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock from time to time issuable on the exercise of this Warrant.

     10.  Exchange of Warrant.  On surrender for exchange of this Warrant,
          -------------------
properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new warrant or warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes and, if requested by the Company, demonstration by such holder of compliance with applicable securities laws) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered.

     11.  Replacement of Warrant.  On receipt of evidence reasonably
          ----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such warrant, the Company at its expense will execute and deliver, in lieu thereof, a new warrant of like tenor.

     12.  Warrant Agent.  The Company may, by written notice to the holder of
          -------------
this Warrant, appoint an agent having an office in Seattle, Washington, for the purpose of issuing Common Stock on the exercise of this Warrant pursuant to
Section 1, exchanging this Warrant pursuant to Section 10, and replacing this Warrant pursuant to Section 11, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

     13.  Remedies.  The Company stipulates that the remedies at law of the
          --------
holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     14.  Negotiability, etc.  This Warrant is issued upon the following
          -------------------
terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

          (a) the holder of this Warrant may is assign its rights pursuant to this Warrant only with the written consent of the Company, which consent shall not be unreasonably withheld.

          (b) the Company may assign its rights and obligations pursuant to this Warrant only with the written consent of the holder of this Warrant, which consent shall not be unreasonably withheld.

          (c) subject to compliance with all applicable securities laws and subsection (a) above, title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

          (d) subject to the transfer restrictions set forth in subsection (a) above, any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

          (e) until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     15.  Notices, etc.  All notices and other communications from the Company
          -------------
to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

     16.  Miscellaneous.  This Warrant and any term hereof may be changed,
          -------------
waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The parties hereby agree that this Warrant, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof and, as to all other matters, shall be governed by and construed with the laws of the State of Washington, without giving effect to principles of conflicts of law thereunder. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     17.  Expiration; Automatic Exercise.  The right to exercise this Warrant
          ------------------------------
shall expire at 5:00 P.M., Seattle, Washington, time, on August 18, 2004. Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 1.3 hereof, without any further action on behalf of the holder hereof, immediately prior to the time this Warrant would otherwise expire pursuant to the preceding sentence.

Dated: August 18, 1999                ASYMETRIX LEARNING SYSTEMS,
                                      INC.


                                      By: /s/ Steven Esau
                                          ------------------------------------
                                          Name: Steven Esau
                                          Title: Vice President, General Counsel

                              FORM OF SUBSCRIPTION

                   (To be signed only on exercise of Warrant)

TO:  ASYMETRIX LEARNING SYSTEMS, INC.

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder _______ shares of Common Stock of Asymetrix Learning Systems, Inc. and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to whose address is

______________________________

Dated:                               _________________________________________
                                    (Signature must conform to name of holder
                                     as specified on the face of the Warrant)



                          ___________________________

                              FORM OF ASSIGNMENT

                  (To be signed only on transfer of warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto ...................... the right represented by the within Warrant to purchase _____ shares of Common Stock of Asymetrix Learning Systems, Inc. to which the within Warrant relates, and appoints ____________________ Attorney to transfer such right on the books of Asymetrix Learning Systems, Inc. with full power of substitution in the premises.


Dated:                             ____________________________________________
                                   (Signature must conform to name of holder as specified on the face of the Warrant)



                                   ____________________________________________
                                   (Address)

Signed in the presence of:


__________________________________